ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number 20130519337-44
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 08/06/2013 1:14 AM
	Entity Number C12233-2000

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GLOBALXCHANGE INC (C12233-2000)

2. The articles have been amended as follows: (provide article numbers, if available)

Please amend name from GLOBALXCHANGE INC To GLOBAL INTERCHANGE INC

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Dalton Thompson

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100130371-68
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/01/2010 11:32 AM
	Entity Number C12233-2000

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Nat Gas, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Entity Number - C12233-2000

Please Change Name from Nat Gas, Inc. to GlobalxChange Inc

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

$225
DM

FILED # C12233-00

MAY 03 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

NAT GAS, INC.

A Nevada Corporation

I, the undersigned, being the original incorporator herein named, for the purpose of forming a Corporation under the General Corporation Laws of the State of Nevada, Nevada Revised Statutes Sections 78.010 through 78.090 inclusive, as amended, do make and file these Articles of Incorporation, and hereby certify that:

ARTICLE I

Corporate Name

The name of the Corporation is Nat Gas, Inc.

ARTICLE II

Resident Agent

The name and address of the Resident Agent of the Corporation is:

Corporate Support Services of Nevada, Inc.
4535 W. Sahara Avenue, Suite 204
Las Vegas, Nevada 89102

The address of the Registered Office of the Corporation is:

4535 W. Sahara Avenue, Suite 204
Las Vegas, Nevada 89102

The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of the directors and stockholders may be held outside the State of Nevada with the same effect as if within the State of Nevada.

ARTICLE III

Purpose of the Corporation

The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

ARTICLE IV

Stocks

The total number of shares of authorized capital stock of the Corporation shall consist of a single class of one hundred million shares (100,000,000) with a par value of $0.001 per share, all of which stock shall be entitled to voting power. The Board of Directors may issue the stock from time to time without action by the stockholders. Such shares of stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

Holders of the common stock of the Corporation shall not have any preference, preemptive right, or other right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into the shares of the Corporation, nor any right of subscription thereto, other than to the extent, if any, the Board of Directors may, from time to time, determine.

The common stock of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE V

Directors

The members of the Governing Board of the Corporation shall be styled as Directors. The initial Board of Directors shall consist of one (1) member. The name and address of the initial member of the Board of Directors is:

Alan Russell
4535 W. Sahara Avenue, Suite 204
Las Vegas, Nevada 89102

The original member of the Board of Directors shall serve as director of the Corporation until the first annual meeting of the stockholders or until his successor shall have been appointed or elected and qualified. The number of members of the Board of Directors may be increased or decreased by a duly adopted resolution of the Board of Directors of the Corporation and shall not require an amendment to the Articles of Incorporation.

ARTICLE VI

Incorporator

The name and address of the original incorporator of the Corporation is:

Alan Russell
4535 W. Sahara Avenue, Suite 204
Las Vegas, Nevada 89102

ARTICLE VII

Perpetual Existence

The Corporation shall have a perpetual existence.

ARTICLE VIII

Directors' and Officers' Liability

A director or officer of the Corporation shall not be personally liable for the debts of the Corporation nor to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for:

1. Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

2. The payment of distributions in violation of NRS 78.300.

Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE IX

Indemnity

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was, or a person of whom he is the legal representative is, or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss including, but not limited to, attorneys' fees, judgments, fines and amounts paid or to be paid in settlement, reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the full disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person. Without limiting the application of this Article, the stockholders or Board of directors may, from time to time, adopt by-laws with respect to indemnification, to provide, at all times, the fullest indemnification permitted by the laws of the State of Nevada.

ARTICLE X

Amendments

Unless expressly prohibited from enacting an amendment to a specific Article contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its by-laws, in the manner now or hereinafter prescribed by the laws of the State of Nevada

or by these Articles of Incorporation or said by-laws, and all rights conferred upon the stockholders are granted subject to this reservation.

ARTICLE XI

Powers of the Directors

In furtherance and not in limitation of the powers conferred by the statutes of the State of Nevada, the Board of Directors is expressly authorized:

1. Subject to the by-laws adopted by the stockholders, to make, alter or repeal the by-laws of the Corporation;

2. To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation;

3. To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

4. To set apart out of the funds of the Corporation available for distributions, a reserve for any proper purpose, and to abolish any such reserve;

5. By resolution, to designate one or more committees, each committee to consist of at least one director of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have the name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors; and

6. To authorize the Corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute or legally binding ruling issued by a court of competent jurisdiction or governmental agency with the authority to issue such ruling shall require action by the stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

IN WITNESS WHEREOF, I have hereunto set my hand this May 3, 2000 and hereby declare and certify that the facts stated hereinabove are true and correct.

Alan Russell

RECEIVED
MAY 03 2000
SECRETARY OF STATE